                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    Form 8-K


                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported):    November 29, 1997



                                  UNICOMP, INC.
             (Exact name of registrant as specified in its charter)

                        Commission file number:  0-15671

          Colorado                                    84-1023666
(State or other jurisdiction of          (I.R.S. Employer Identification No.)
incorporation or organization)

                          1850 Parkway Place, Suite 925
                            Marietta, Georgia  30067
           (Address of principal executive offices including zip code)

Registrant's telephone number, including area code:    (770) 424-3684

ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS

     Pursuant to an Agreement and Plan or Reorganization dated November 29, 1997 (the "Agreement"), the Registrant acquired 100% of the issued and outstanding capital stock of Novatek Corporation and Sun and Sky Development Corporation (together "Novatek"). The Registrant exchanged approximately $6.9 million worth of its common stock in exchange for all of the capital stock of Novatek. The terms of the Agreement and the amount of the consideration paid for the Novatek capital stock was determined through arms-length negotiations among the parties.

     Novatek is a United States corporation based in Coral Springs, Florida. The Registrant will merge Novatek with Smoky Mountain Technologies, an existing subsidiary of the Registrant. Prior to the acquisition, Novatek was a privately held corporation in the business of providing point-of-sale and payment transaction systems and related services. The Registrant intends to continue such business.

     Novatek owns corporate offices at 3773 Northwest 126th Avenue in Coral Springs, Florida. All administrative, warehousing and production functions presently take place at this location.

     The description of the transactions contemplated by the Agreement is qualified entirely by reference to the Agreement which is attached hereto as
Exhibit 2.1 and is incorporated herein by reference.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

     (a) Financial Statements of Business Acquired

          The financial statements will be provided within 60 days of the date of filing this Form 8-K.

     (b)  Pro Forma Financial Information

          The pro forma financial statements will be provided within 60 days of the date of filing this Form 8-K.

     (c)  Exhibits

     Exhibit No.                             Description

     Exhibit 2.1 Agreement and Plan of Reorganization By and Among UniComp, Inc., Smoky Mountain Technologies, Inc., Novatek Corporation, Its Shareholders, Sun and Sky Development Corporation, and Its Shareholders Dated November 29, 1997

                                   SIGNATURES


     Pursuant to the requirements of Section 13 or 15 (d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Marietta, State of Georgia, on the 15th day of December, 1997.

                       UNICOMP, INC.

                       By:  /s/ Stephen A. Hafer
                          ----------------------------------------------------
                           Stephen A. Hafer
                           Chairman of the Board, President and Chief Executive Officer

                                        3